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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Interactive Intelligence, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2004

To Our Shareholders:

        The Board of Directors joins me in extending to you a cordial invitation to attend the 2004 Annual Meeting of Shareholders of Interactive Intelligence, Inc. The meeting will be held at the Company's headquarters located at 7601 Interactive Way, Indianapolis, Indiana, 1:00 p.m. local time on Wednesday, May 19, 2004.

        In addition to voting on the matters described in this Proxy Statement, we will review the Company's 2003 business results and discuss our plans for 2004 and beyond. There will also be an opportunity to discuss matters of interest to you as a shareholder.

        We hope many Interactive Intelligence shareholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. It is important that your shares be represented and voted whether or not you plan to be present. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. No postage is necessary if the envelope is mailed in the United States. The prompt return of your proxy will save the expense involved in further communications. Any shareholder attending the meeting may vote in person even if a proxy has been returned.

        We hope that you will be able to attend the meeting, and we look forward to seeing you.

Sincerely,

Donald E. Brown, M.D. Chairman of the Board

INTERACTIVE INTELLIGENCE, INC.
7601 INTERACTIVE WAY
INDIANAPOLIS, INDIANA 46278

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 1:00 P.M. LOCAL TIME ON MAY 19, 2004

To the Shareholders of
Interactive Intelligence, Inc.:

        Notice is hereby given that the Annual Meeting of Shareholders of Interactive Intelligence, Inc., an Indiana corporation (hereinafter the "Company"), will be held at the Company's headquarters located at 7601 Interactive Way, Indianapolis, Indiana, at 1:00 p.m. local time on Wednesday May 19, 2004 for the following purposes:

  (1)
  To elect two Directors, each to hold office for a term of three years or until his successor is elected and has qualified;

  (2)
  To approve an amendment to the Company's Outside Directors Stock Option Plan; and

  (3)
  To transact any other business which may be properly brought before the meeting or any adjournment or postponement thereof.

        The above items of business are more fully described in the Proxy Statement accompanying this notice. Please read the Proxy Statement carefully.

        Only shareholders of record at the close of business on March 31, 2004 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection for a purpose germane to the meeting by any shareholder during usual business hours ten days prior to the meeting date at the Company's headquarters located at 7601 Interactive Way, Indianapolis, Indiana.

By order of the Board of Directors, Interactive Intelligence, Inc.

Stephen R. Head Corporate Secretary

Indianapolis, Indiana
April 9, 2004

        Your vote is important. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope in order to ensure your representation at the meeting. You can also vote your shares through the Internet or by telephone by following the instructions on the accompanying proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

INTERACTIVE INTELLIGENCE, INC.
7601 INTERACTIVE WAY
INDIANAPOLIS, INDIANA 46278

PROXY STATEMENT
SOLICITATION OF PROXIES
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 1:00 P.M. ON MAY 19, 2004

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 19, 2004 at 1:00 p.m. local time for the purposes set forth in the foregoing Notice. This statement and the form of proxy are being first sent to security holders on or about April 9, 2004.

        The proxy card, in ballot form, has been prepared at the direction of the Board of Directors and is sent to you at its request. The proxies named therein have been designated by the Board of Directors.

        Shareholders who execute proxies retain the right to revoke them at any time before they are voted by attending the Annual Meeting and voting in person or by notifying the Secretary of the Company in writing of such revocation prior to the meeting. If you execute more than one proxy, the proxy having the latest date will revoke any earlier proxies. A proxy, when properly executed, duly returned and not so revoked, will be voted and, if it contains any specification, will be voted in accordance therewith, provided that the proxy is not mutilated or otherwise received in such form or at such time as to render it unvotable. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors, as stated on the proxy card and in this Proxy Statement.

        The solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by officers, Directors and regular employees of the Company personally, by telephone or by facsimile. The Company does not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that the Company may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies and proxy material to principals. The entire cost of solicitation will be borne by the Company.

Outstanding Shares and Voting Rights

        The voting securities of the Company consist of 15,816,666 shares of Common Stock issued and outstanding as of March 31, 2004, the record date for the meeting, each of which is entitled to one vote. Only holders of Common Stock of record at the close of business on March 31, 2004 are entitled to notice of and to vote with respect to this solicitation.

        The holders of a majority of the shares of Common Stock issued and outstanding, present in person, or represented by proxy, shall constitute a quorum at the Annual Meeting for the transaction of business. The election of the Director nominees will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposal 2 will be subject to the affirmative vote of a majority of the votes cast on the proposal. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, neither broker non-votes nor abstentions will affect the determination of whether either of the proposals will be approved.

        At the Annual Meeting, votes will be counted by a representative of Wells Fargo Shareowner Services, the Company's independent transfer agent and registrar. Such representative will process the votes cast by the shareholders, will make a report of inspection and count of the votes cast by the shareholders and will certify as to the number of votes cast on each proposal.

Principal Shareholders

        The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of February 29, 2004, by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated below, the person owns such Common Stock directly with sole investment and sole voting power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Donald E. Brown, M.D. 7601 Interactive Way Indianapolis, Indiana 46278	8,507,991	(1)	53.3%
John R. Gibbs 7601 Interactive Way Indianapolis, Indiana 46278	821,147	(2)	5.2%
S Squared Technology Corp. 515 Madison Avenue New York, New York 10022	1,392,000	(3)	8.8%

(1)
Includes 165,000 shares subject to stock options exercisable within 60 days after February 29, 2004.

(2)
Mr. Gibbs is a former employee of the Company who retired effective December 31, 2003.

(3)
Information based solely on reports filed by such shareholder under Section 13(d) or 13(g) of the Securities and Exchange Act of 1934. The shareholder is an investment adviser.

ELECTION OF DIRECTORS

(ITEM 1 ON PROXY CARD)

        The Board of Directors of the Company currently consists of four Directors divided into three classes, and the term of one class of Directors expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after such Director's election and until such Director's successor is elected and has qualified.

        Mark E. Hill has been nominated by the Company's Board of Directors upon recommendation of the Company's Nominating and Corporate Governance Committee (the "Nominating Committee") to serve on the Company's Board of Directors. Mr. Hill was initially recommended to the Nominating Committee by a non-management director of the Company. Mr. Hill's election to the Board would increase the number of Directors serving on the Board of Directors of the Company to five. The other Director nominee, William E. McWhirter, is presently serving as a Director of the Company.

        Two (2) Directors are to be elected at the Annual Meeting, each for a term of three years to expire at the Company's Annual Meeting in the year 2007 or until his successor is elected and has qualified.

        The persons named in the accompanying proxy card will vote the shares represented by all executed proxies which are received for the election of the nominees hereinafter named, unless the authority to do so is withheld on the proxy.

        Management has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in such event and if any other unforeseen contingency should arise, it is the intention of the persons named in the accompanying proxy card to vote for other nominees selected by the Nominating Committee in accordance with their best judgment.

        The following descriptions set forth certain information, as of February 29, 2004, about each Director, including each person's business experience for the past five years. There is no family relationship between any of the Directors or executive officers of the Company.

NOMINEES FOR TERM TO EXPIRE IN 2007

        WILLIAM E. MCWHIRTER; Director since 2002; Age 53; Indianapolis, Indiana. Mr. McWhirter is Chairman Emeritus of Fifth Third Bank, Indiana. From 1985 until 1999, Mr. McWhirter served as Chief Executive Officer of Peoples Bank & Trust Company at which time it merged with Fifth Third Bank, Indiana.

        MARK E. HILL; Age 47; Westfield, Indiana. Mr. Hill is the president of Baker Hill Corporation, a privately held company located in Carmel, Indiana that provides business process solutions mainly for the banking industry. Mr. Hill has held such position since 1986.

PRESENT TERM EXPIRES IN 2005

        DONALD E. BROWN, M.D.; Director since 1994; Age 48; Indianapolis, Indiana. Dr. Brown is Chairman of the Board of Directors, President and Chief Executive Officer of the Company and has held such positions since 1994 in the case of President, since 1995 in the case of Chief Executive Officer and since 1998 in the case of Chairman of the Board of Directors. Dr. Brown co-founded the Company in 1994.

        ROBERT A. COMPTON; Director since 1995; Age 48; Memphis, Tennessee. Mr. Compton is Chief Executive Officer of NoInk Communications, a privately held software company located in Indianapolis, Indiana that provides sales solutions for the medical industry. Mr. Compton has held such position since 2002. Mr. Compton is also involved with private equity investments in entrepreneurial ventures primarily related to software, life sciences and education. From 1999 until January 2000, Mr. Compton was President, Neurological Technologies Division of Medtronic, Inc., a manufacturer of image guided surgery systems, surgical implants and medical devices. From 1997 until 1999, Mr. Compton was President and Chief Operating Officer of Sofamor Danek Group, Inc., a medical device manufacturer, which was acquired by Medtronic, Inc. in January 1999. From 1988 until 1997, Mr. Compton served as a general partner of CID Equity Partners, a venture capital firm. Mr. Compton also serves on the Board of Directors of Allscript Healthcare Solutions, Inc., a provider of healthcare software and services.

PRESENT TERM EXPIRES IN 2006

        SAMUEL F. HULBERT, Ph.D.; Director since 2001; Age 67; Terre Haute, Indiana. Dr. Hulbert is President of Rose Hulman Institute of Technology, an engineering, science and mathematics college located in Terre Haute, Indiana. Dr. Hulbert has held such position since 1976.

The Board of Directors recommends a vote FOR each nominee listed above.

APPROVAL OF THE AMENDMENT TO THE COMPANY'S
OUTSIDE DIRECTORS STOCK OPTION PLAN
(ITEM 2 ON PROXY CARD)

        On April 14, 1999, the Board of Directors adopted, and on April 16, 1999, the shareholders of the Company approved, the Company's Outside Directors Stock Option Plan (the "Directors Plan"). The Directors Plan was amended by the Board of Directors and the shareholders of the Company on July 17, 1999. On February 11, 2004, the Company's Board of Directors adopted an amendment (the "Amendment") to the Directors Plan and directed that the Amendment be submitted to the shareholders of the Company for consideration and approval at the 2004 Annual Meeting. The Amendment, among other things, would increase from 150,000 to 300,000 the total number of shares of the Company's Common Stock available for issuance under the Directors Plan.

        The following is a summary of the principal features of the Directors Plan. The summary is qualified in its entirety by reference to the complete text of the Directors Plan, as proposed to be amended, set forth as Appendix A to this Proxy Statement. Shareholders are urged to read the actual text of the Directors Plan, as proposed to be amended, as set forth in Appendix A.

Purpose

        The purpose of the Directors Plan is to advance the interests of the Company and its shareholders by encouraging increased Common Stock ownership by members of the Board who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through Directors' continuing ownership of Common Stock.

Administration

        The Company's Board of Directors administers the Directors Plan. Subject to the terms of the Directors Plan, the Board has the authority to: (a) prescribe the form of the agreements embodying options; (b) construe the Directors Plan; (c) determine all questions arising under the Directors Plan; (d) grant options pursuant to the Plan; and (e) adopt and amend such rules and regulations for the administration of the Directors Plan as it may deem desirable.

Eligible Directors

        Eligible Directors must be members of the Board who, at the time of receipt of an option, are not employees of the Company or any of its subsidiaries. The Company presently has three directors who are Eligible Directors: Messrs. Compton and McWhirter and Dr. Hulbert. Collectively, such Eligible Directors currently hold options to purchase 45,000 shares of the Company's Common Stock that have been granted under the Directors Plan. If Mr. Hill is elected to the Board at the Annual Meeting, he would also be an Eligible Director.

Stock Subject to the Directors Plan

        The stock presently subject to the Directors Plan consists of 150,000 shares of the Company's Common Stock. The Amendment would increase from 150,000 to 300,000 the total number of shares of Common Stock available for issuance under the Directors Plan, subject to adjustments as provided under the Directors Plan. The number of shares issued pursuant to an option under the Directors Plan is charged against the maximum number of shares set forth above. However, shares that are the subject of an option but not purchased prior to the termination or expiration of the option again become available for new option grants under the Directors Plan.

Grant of Options; Price

        The Directors Plan provides for automatic and discretionary grants of options. Currently, the Directors Plan provides that, on the first day of June of each year, commencing June 1, 2000, each Eligible Director is automatically granted an option to purchase 5,000 shares of Common Stock, which option vests six months from the date of grant. If the Amendment is approved, on the date of the Annual Meeting of Shareholders of the Company each year (commencing with the 2004 Annual Meeting), each Eligible Director on such date would instead be automatically granted an option to purchase that number of shares of Common Stock that is equal to 8,000 multiplied by a fraction (a) the numerator of which is the number of meetings of the Board and each committee of the Board on which such Eligible Director served that such Eligible Director attended during the immediately preceding year, and (b) the denominator of which is the total number of meetings of the Board and each committee of the Board on which such Eligible Director served that were held during the immediately preceding year. Such option would be immediately exercisable unless otherwise determined by the Board and have such other terms and conditions as specified in the Directors Plan. The exercise price for options will be equal to the fair market value per share of Common Stock on the date the option is granted.

        Furthermore, if the Amendment is approved, the Board of Directors will have the full and complete authority and discretion, except as limited by the Directors Plan, to grant additional options to Eligible Directors from time to time and to provide the terms and conditions (which need not be identical among Eligible Directors), including without limitation the vesting provisions, thereof. The exercise price for options will be equal to the fair market value per share of Common Stock on the date the option is granted.

Exercise or Termination of Options

        No option granted under the Directors Plan may be exercised more than ten years from the date it is granted. No option may be exercised unless the grantee has served continuously on the Board of Directors at all times beginning on the date of grant and ending on the date of exercise of the option. Nevertheless, all options held by a grantee who ceases to be an Eligible Director due to death, permanent disability, or retirement with the consent of the Board, may be exercised, to the extent they were exercisable at the date of cessation, at any time within one year after the date of cessation (but in no event after the option has expired pursuant to its terms and conditions). Options held by a deceased grantee may be exercised by the grantee's estate or heirs. If a grantee ceases to be an Eligible Director for any other reason while holding an option that has not expired and has not been fully exercised, the grantee, at any time within three months of the date he ceased to be such an Eligible Director (but in no event after the option has expired pursuant to its terms and conditions), can exercise the option with respect to any shares of Common Stock as to which he could have exercised the option on the date he ceased to be an Eligible Director.

Payment for Shares Upon Exercise of Option

        Payment for Common Stock issuable upon the exercise of options granted under the Directors Plan must be made in cash or check (or other form of consideration acceptable to the Board) at the time the option is exercised. Each grantee of an option must pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock as to which an option is being exercised.

Amendment and Termination of the Directors Plan

        The Directors Plan will terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board of Directors terminating the Directors Plan; or (b) upon the award or the purchase upon exercise of options of all the shares of Common Stock reserved for issuance under the Directors Plan.

        The Board may at any time terminate, amend or modify the Directors Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law or regulation, including requirements of any stock exchange or NASDAQ system on which the Common Stock is listed or quoted, shareholder approval of any Directors Plan amendment will be obtained in such manner and to such a degree as is required by the applicable law or regulation. No termination of the Directors Plan will materially or adversely affect any of the rights or obligations of any grantee, without his consent, under any option granted under the Directors Plan.

Adjustments for Dilution

        In the event of a stock split, stock dividend or other relevant change in the Company's capitalization, appropriate adjustments will automatically be made in the number or kind of shares issuable under the Directors Plan, the number or kind of shares subject to any outstanding option, and the option price per share under any outstanding option.

Effect of Reorganization

        In the event of a dissolution or liquidation of the Company, each outstanding option will terminate, but each grantee will have the right, immediately prior to such dissolution or liquidation to exercise his option in full, and the Company will notify each grantee of such right within a reasonable period of time prior to any such dissolution or liquidation.

        In the event of a merger or consolidation, each grantee will be entitled, upon exercise of his option in accordance with all of the terms and conditions of the Directors Plan to receive in lieu of shares of the Company's Common Stock, shares of such stock or other securities or consideration as the holders of shares of Common Stock will be entitled to receive pursuant to the terms of the merger or consolidation.

Transfer

        No rights or interests of an Eligible Director under the Directors Plan and any option granted to such Eligible Director may be assigned or transferred in whole or in part either directly or by operation of law otherwise than by will or the laws of descent and distribution.

Federal Income Tax Consequences

        The following is a brief summary of the principal federal income tax consequences of grants of options under the Directors Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

Taxation of Ordinary Income and Capital Gains

        Subject to certain exceptions, the maximum federal tax rate on "net capital gains" from the sale or exchange of capital assets is currently 15%. "Net capital gain" is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be "long-term" if the capital asset was held for more than one year and "short-term" if the capital asset was held for one year or less. For taxpayers with certain income levels, the marginal federal income tax rate applicable to ordinary income can range up to 35%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

Non-Qualified Stock Options

        All options granted under the Directors Plan will be non-qualified stock options. An Eligible Director who is granted an option under the Directors Plan does not generally recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction at that time. The Eligible Director will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the exercise price. Such income will be treated as self-employment income to the Eligible Director. The Company is generally entitled to a tax deduction in an amount equal to the compensation taxable to the Eligible Director as ordinary income in the year the income is taxable to the Eligible Director.

        The Eligible Director will also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the Eligible Director's basis in the shares, the Eligible Director will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the Eligible Director's basis in the shares, the Eligible Director will recognize long-term capital loss if the shares were held for more than one year, and short-term capital loss if the shares were held for one year or less. The Eligible Director's basis in the option shares will equal the amount of ordinary income recognized by the Eligible Director upon exercise of the option, plus any cash paid to exercise the option. If all or part of the option price was paid with previously owned shares, the Eligible Director's basis in the option shares is as follows: the number of shares received upon the exercise of the option equal to the number of previously owned shares used to exercise the option will have the same basis to the Eligible Director as the previously owned shares, and the remaining option shares will have a basis equal to the amount of the gain recognized by the Eligible Director upon the exercise of the options, plus the amount of any cash paid to exercise the option. The Company will not be entitled to a deduction with respect to any appreciation on the option shares taxable to the Eligible Director as capital gains.

The Board of Directors recommends a vote FOR the proposed amendment to the Company's Outside Directors Stock Option Plan

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

        The Company's Board of Directors has determined that Dr. Hulbert and Mr. McWhirter are "independent directors" as defined by the NASDAQ Stock Market rules. The Board of Directors has also determined that Mr. Hill, if elected at the Annual Meeting, will be an "independent director" as so defined. The Board of Directors has determined that each of Mr. Hill, Dr. Hulbert and Mr. McWhirter has no relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a Director of the Company.

        During 2003, four meetings of the Board of Directors were held. For the year, each of the Directors during the term of his tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such Director served, except for two former Board members, John R. Gibbs and Randall L. Tobias. The Company has a policy that states that all Directors are expected to attend the Company's Annual Meetings of Shareholders. Four of the Company's five Board members at the time attended the 2003 Annual Meeting of Shareholders.

        The Board has implemented a process whereby shareholders of the Company may send communications to the Board's attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Interactive Intelligence, Inc., Board of Directors, c/o Secretary, 7601 Interactive Way, Indianapolis, Indiana 46278. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

        The Board of Directors will vote on May 19, 2004 to eliminate the Executive Committee, which has not met since 1999. The Company has the following three standing committees.

Audit Committee

        The Board of Directors of the Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Among its current primary functions, the Audit Committee has the sole authority to retain and terminate the independent auditor (subject, if applicable, to shareholder ratification) and is directly responsible for the compensation and oversight of the work of the Company's independent auditors; evaluates the qualifications, performance and independence of the independent auditors; preapproves all auditing services and permitted non-audit services, including the fees and terms for such services (subject to the de minimus exception for non-audit services that are approved by the Audit Committee prior to completion of the audit) provided by the independent auditors; reviews and discusses with management and the independent auditors the Company's annual and quarterly financial statements; discusses with management and the independent auditors major issues regarding accounting principles and financial statement presentations and the adequacy of the Company's internal controls; and reviews and approves all related-party transactions. See "Audit Committee Report" included elsewhere herein. The Board of Directors has adopted a written Charter of the Audit Committee and included it in the Proxy Statement distributed to shareholders in connection with the Company's 2003 Annual Meeting as Appendix A.

        The Audit Committee held seven meetings during 2003. The current members of the Audit Committee are: Robert A. Compton, Dr. Samuel F. Hulbert and William E. McWhirter (Chairman). All members of the Audit Committee are independent as such term for audit committee members is defined by the NASDAQ Stock Market rules and Rule 10A-3 of the Securities Exchange Act of 1934, except Robert A. Compton who is not considered to be independent because in October 2001, the Company acquired Mr. Compton's 10% interest in Interactive Portal, Inc. If elected to the Board at the 2004 Annual Meeting, Mr. Hill will replace Mr. Compton on the Audit Committee. The Company's Board of Directors has determined that Mr. McWhirter meets the Securities and Exchange Commission's definition of "audit committee financial expert."

Compensation and Stock Option Committee

        The Compensation and Stock Option Committee (the "Compensation Committee") reviews, determines and establishes the salaries, bonuses and other compensation of the Company's executive officers and administers the Company's stock option plans in which executive officers and other key employees participate. The Compensation Committee held four meetings during 2003. The current members of the Compensation Committee are: Robert A. Compton (Chairman), Dr. Samuel F. Hulbert and William E. McWhirter. All members of the Compensation Committee are independent as such term for compensation committee members is defined by the NASDAQ Stock Market rules, except for Mr. Compton for the reason described above. If elected as a Board member, Mr. Hill will replace Mr. Compton on the Compensation Committee.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee (the "Nominating Committee") was created by the Board of Directors on February 11, 2004. The Charter of the Nominating Committee is attached to this Proxy Statement as Appendix B. The Nominating Committee assists the Board in identifying individuals qualified to become Board members, develops the Company's Corporate Governance Guidelines, leads the Board in its annual review of its performance and recommends Directors for each committee. The members of the Nominating Committee, who are independent as such term for nominating committee members is defined by the NASDAQ Stock Market rules, are Dr. Samuel F. Hulbert (Chairman) and William E. McWhirter.

        The Nominating Committee will consider candidates recommended by shareholders. A shareholder who wishes to recommend a Director candidate for consideration by the Nominating Committee should send such recommendation to the Secretary of the Company, 7601 Interactive Way, Indianapolis, Indiana 46278, who will forward it to the Nominating Committee. Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a Director candidate at an Annual Meeting of Shareholders, rather than recommend the individual to the Nominating Committee as a nominee, must comply with the advance notice requirements set forth in the Company's' By-Laws, as described in "Date of Receipt of Shareholder Proposals for 2005 Annual Meeting" included elsewhere herein.

        The Nominating Committee is responsible, when the need arises, for seeking individuals qualified to become Board members for recommendation to the Board. The entire Board nominates members for election to the Board and for filling vacancies on the Board. Nominees for director are selected on the basis of broad experience, judgment, integrity, ability to make independent inquiries, understanding of the Company's business and environment and willingness to devote adequate time to Board duties. The Nominating Committee's process for identifying and evaluating nominees for director will be the same whether the nominee is from the Nominating Committee's search for a candidate, or whether the nominee was recommended by a shareholder.

CODE OF ETHICS

        The Company has adopted a Code of Business Conduct and Ethics (the "Code") that applies to all of the Company's Directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Company will provide to any person without charge a copy of the Code, upon request to the Company's Secretary at 7601 Interactive Way, Indianapolis, Indiana, 46278. The Company will also post the Code on its website at www.inin.com by May 4, 2004. The Company intends to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for Directors or executive officers of the Company will be disclosed in a report on Form 8-K.

SECURITY OWNERSHIP OF MANAGEMENT

        Set forth below is a tabulation indicating as of February 29, 2004, the shares of the Company's Common Stock beneficially owned by each Director and nominee, each of the Named Executive Officers, and the current Directors and executive officers of the Company as a group. Except as otherwise indicated below, each individual owns such Common Stock directly with sole investment and sole voting power.

Name of Beneficial Owner	Number of Shares Principal Position	Percent of Beneficially Owned(1)		Class
Donald E. Brown, M.D	Chairman of the Board, President and Chief Executive Officer	8,507,991	(2)	53.3%
Jeremiah J. Fleming	Executive Vice President Sales, The Americas and Europe, Middle East and Africa	137,502	(3)	*
David N. Hudson	Vice President of Sales, Asia Pacific	28,125	(4)	*
John R. Gibbs	Former Executive Vice President of Corporate Development and Director	821,147		5.2%
Keith A. Midkiff	Former Chief Financial Officer, Secretary and Treasurer	39,500		*
Robert A. Compton	Director	122,366	(5)	*
Samuel F. Hulbert, Ph.D.	Director	15,000	(6)	*
William E. McWhirter	Director	10,000	(7)	*
Mark E. Hill	Director Nominee	—		*
All Current Directors and Executive Officers as a Group (8 persons)		8,865,916	(8)	55.0%

*
Less than one percent.

(1)
Number of shares of Common Stock owned, directly or indirectly, as of February 29, 2004. This information has been furnished by each Director or officer. Also includes all stock options which are exercisable within 60 days of February 29, 2004.

(2)
Includes 165,000 shares subject to stock options exercisable within 60 days after February 29, 2004.

(3)
Includes 90,750 shares subject to stock options exercisable within 60 days after February 29, 2004.

(4)
Includes 28,125 shares subject to stock options exercisable within 60 days after February 29, 2004.

(5)
Includes 20,000 shares subject to stock options exercisable within 60 days after February 29, 2004.

(6)
Includes 15,000 shares subject to stock options exercisable within 60 days after February 29, 2004.

(7)
Includes 10,000 shares subject to stock options exercisable within 60 days after February 29, 2004.

(8)
Includes 317,936 shares subject to stock options exercisable within 60 days after February 29, 2004.

EXECUTIVE COMPENSATION

        The Summary Compensation Table appearing below shows the compensation for the past three years to the Company's Chief Executive Officer and to each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 2003 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long Term Compensation
	Annual Compensation				Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options(3)
Donald E. Brown, M.D. Chairman, President and Chief Executive Officer	2003 2002 2001	$250,000 212,500 250,000	$112,500 75,000 80,000	$1,523 — —	85,647 55,000 100,000
Jeremiah J. Fleming Executive Vice President of Sales, The Americas and Europe, Middle East and Africa	2003 2002 2001	200,000 185,000 200,000	138,142 142,917 109,600	1,714 100,939 10,607	10,000 5,000 135,250
David N. Hudson(4) Vice President of Sales, Asia Pacific	2003 2002	234,728 140,725	77,904 51,767	— 71,772	14,440 50,000
John R. Gibbs(5)	2003 2002 2001	108,750 124,875 135,000	5,625 5,268 7,500	— — —	8,783 10,251 4,500
Keith A. Midkiff(6)	2003 2002 2001	122,500 138,044 115,000	17,500 11,447 21,000	— — —	11,484 32,500 19,000

(1)
Reflects bonus earned during the specified year, which bonuses at times have been paid in the following year.

(2)
Includes primarily expatriate allowances, relocation expenses and expenses associated with corporate sales incentives.

(3)
Consists of options to acquire shares of the Company's Common Stock. The Company has never granted stock appreciation rights or restricted stock.

(4)
Mr. Hudson joined the Company in January 2002.

(5)
Mr. Gibbs ceased his executive role effective May 28, 2003, however he remained employed by the Company until his retirement on December 31, 2003.

(6)
Mr. Midkiff resigned from the Company on November 14, 2003.

EXECUTIVE OFFICERS OF THE COMPANY

        The following table sets forth information about our executive officers:

Name	Age	Position
Donald E. Brown, M.D.	48	Chairman of the Board, President and Chief Executive Officer
Stephen R. Head	50	Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer
Jeremiah J. Fleming	46	Executive Vice President of Sales, The Americas and Europe, Middle East and Africa
Donna G. LeGrand	52	General Counsel
Pamela J. Hynes	42	Vice President of Customer Loyalty

        Donald E. Brown, M.D. co-founded Interactive Intelligence, his third software company, in October 1994 and has served as Chief Executive Officer since April 1995 and President since inception. Dr. Brown also serves as Chairman of the Board, a position he has held since July 1998. Dr. Brown has been a director since inception. In March 1988, Dr. Brown co-founded Software Artistry, Inc. ("Software Artistry"), a developer of customer support software that became a public company in March 1995 and was subsequently acquired by IBM in January 1998. At Software Artistry, Dr. Brown served as Chief Executive Officer and director from inception through September 1994. Dr. Brown's first software company was acquired by Electronic Data Systems, Inc. in September 1987. Dr. Brown graduated from the Indiana University School of Medicine in 1985. He also holds two additional degrees from Indiana University, a M.S. in computer science and a B.S. in physics.

        Stephen R. Head has served as Chief Financial Officer, Vice President of Finance, Secretary and Treasurer since November 2003 and Vice President of Finance and Administration since February 2004. Mr. Head previously served as Chief Financial Officer of Gilian Technologies Ltd., a Web security applications developer, from 2001 to 2003. Prior to Gilian Technologies, Mr. Head was Senior Vice President, Finance and Administration from 1999 to 2001 at planetU, Inc., an e-commerce company serving the consumer packages goods industry which was acquired by Transora in December 2000. Other financial roles Mr. Head has held in the software industry include Vice President, Finance and Administration and Chief Financial Officer at Made2Manage Systems, Inc., and Vice President, Finance and Chief Financial Officer of Software Artistry. Mr. Head began his career in accounting at KPMG LLP. He has also served in positions in private industry. Mr. Head is a graduate of Indiana University, where he received both an M.B.A. and B.S. in Business with a concentration in Accounting.

        Jeremiah J. Fleming has served as Executive Vice President of Sales, The Americas and Europe, Middle East, and Africa since May 2001. Mr. Fleming served as Vice President of Sales, The Americas since joining Interactive Intelligence in March 1997. From January 1995 to February 1997, Mr. Fleming served as Vice President, Domestic Sales of Software Artistry. From 1992 to December 1994, he held sales positions of increasing responsibility at Software Artistry. He performed various sales capacities at Pansophic Systems, Inc., a developer of business software, from 1989 to 1991, concluding as the Midwest Regional Manager. Mr. Fleming holds both an M.B.A. degree and a B.A. degree in political science and philosophy from the University of Missouri.

        Donna G. LeGrand has served as General Counsel since August 2003. Prior to joining the Company, Ms. LeGrand established a private law firm in Raleigh, N.C. where her practice focused on representation of technology companies. Her experience includes serving as General Counsel for SciQuest, Inc., and as Division Counsel for a global software company, SAS Institute, Inc. She has more than 19 years of legal experience. Ms. LeGrand received her degree from the Duke University School of Law and an undergraduate degree in political science from Portland State University.

        Pamela J. Hynes has served as Vice President of Customer Loyalty since September 2003 and was previously Vice President of Client Services, the Americas and Europe, Middle East and Africa since July 2001. Mrs. Hynes served as Vice President of North American Client Services since September 1999 and as Director of Client Services since joining Interactive Intelligence in November 1996. Mrs. Hynes was an Account Manager at Software Artistry from July 1996 to October 1996 and the Support Services Manager of Software Artistry from August 1992 to July 1996. Prior to August 1992, she served in a number of technical roles at Software Artistry, including Application Development, Technical Instructor and Field Engineer. Before joining Software Artistry, she served as Technical Support Engineer at American Financial Resources, a software development company. Mrs. Hynes holds a B.S. degree in management information systems from New Hampshire College.

STOCK OPTION PLANS

        On August 14, 1995, the Board of Directors and the then sole shareholder adopted, and on November 11, 1997 and July 12, 1999, the Board of Directors amended, the Company's 1995 Incentive Stock Option Plan. Under the 1995 Incentive Stock Option Plan, the Company had authority to award incentive stock options for up to 3,750,000 shares of the Company's Common Stock to the Company's employees, including officers. Upon shareholder approval of the Company's 1999 Stock Option and Incentive Plan on April 16, 1999, the Board of Directors determined that no new options would be granted under the 1995 Incentive Stock Option Plan.

        On August 14, 1995, the Board of Directors and the then sole shareholder adopted the Company's 1995 Nonstatutory Stock Option Incentive Plan (the "1995 Nonstatutory Plan"). Under the 1995 Nonstatutory Plan, the Company had authority to award stock options for up to 375,000 shares of the Company's Common Stock to the Company's employees, Directors and consultants. Upon shareholder approval of the Company's 1999 Stock Option and Incentive Plan and the Outside Directors Stock Option Plan on April 16, 1999, the Board of Directors determined not to issue any further options under the 1995 Nonstatutory Plan.

        On April 14, 1999, the Board of Directors adopted, and on April 16, 1999, the shareholders approved, the 1999 Stock Option and Incentive Plan (the "1999 Stock Option Plan"). On February 22, 2000, the Board of Directors adopted amendments to the 1999 Stock Option Plan and on May 16, 2000, the shareholders approved the 1999 Stock Option Plan, as amended. Under the 1999 Stock Option Plan, the Company may award stock options and shares of restricted stock to the Company's officers, key employees, consultants and other individuals as determined by the Compensation Committee. The aggregate number of shares of Common Stock that may be awarded under the 1999 Stock Option Plan is 3,750,000, subject to adjustment in specified events. No individual participant may receive awards for more than 250,000 shares in any calendar year. Stock options granted under the 1999 Stock Option Plan may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options").

        For a description of the Outside Directors Stock Option Plan, see "Compensation of Directors" and "Approval of the Amendment to the Company's Outside Directors Stock Option Plan."

OPTION GRANTS IN 2003

        The following table sets forth further information regarding individual grants of options for the Company's Common Stock during 2003 to each of the Named Executive Officers. This presentation is intended to disclose the potential value that would accrue to the optionee if the option were exercised the day before it would otherwise expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Company's Common Stock. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

	Individual Grants (1)						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Number of Securities Underlying Options Granted
% of Total Options Granted to Employees in Fiscal Year
Name					Exercise or Base Price (per share)	Expiration Date
							5%	10%
Donald E. Brown, M.D.	15,000 6,250 15,000 15,000 7,420 15,000 11,977	(2) (3) (4) (5) (6) (7) (8)	2.2 0.9 2.2 2.2 1.1 2.2 1.8	% % % % % % %	$3.00 3.00 3.35 2.90 2.90 4.24 4.24	2/20/2013 2/20/2013 4/23/2013 8/13/2013 8/13/2013 11/19/2013 11/19/2013	$28,300 11,792 31,602 27,357 13,533 39,998 31,937	$71,718 29,883 80,086 69,328 34,294 101,362 80,935
Jeremiah J. Fleming	10,000	(9)	1.5%		3.15	4/03/2013	19,810	50,203
David N. Hudson	12,500 742 1,198	(2) (10) (8)	1.9 0.1 0.2	% % %	3.00 3.70 4.24	2/20/2013 7/01/2013 11/19/2013	23,584 1,727 3,194	59,765 4,375 8,095
John R. Gibbs(11)	2,500 313 2,500 2,500 371 599	(2) (3) (4) (12) (10) (13)	0.4 0.1 0.4 0.4 0.1 0.1	% % % % % %	3.00 3.00 3.35 3.70 3.70 2.89	2/20/2013 2/20/2013 4/23/2013 7/1/2013 7/1/2013 10/1/2013	4,717 591 5,267 5,817 863 1,089	11,953 1,497 13,348 14,742 2,188 2,759
Keith A. Midkiff(14)	5,000 1,484 5,000	(4) (6) (5)	0.7 0.2 0.7	% % %	3.35 2.90 2.90	4/23/2013 8/13/2013 8/13/2013	10,534 2,707 9,119	26,695 6,859 23,109

(1)
Stock options to purchase the Company's Common Stock, granted at 100% of the fair market value of the Common Stock on the date of grant. Unless otherwise noted, each option is exercisable at a rate of 25% per year beginning on the one year anniversary of the grant date.

(2)
Grant date of February 20, 2003.

(3)
Grant date of February 20, 2003. The option was exercisable on February 20, 2004.

(4)
Grant date of April 23, 2003.

(5)
Grant date of August 13, 2003.

(6)
Grant date of August 13, 2003. The option is exercisable on August 13, 2004.

(7)
Grant date of November 19, 2003.

(8)
Grant date of November 19, 2003. The option is exercisable on November 19, 2004.

(9)
Grant date of April 3, 2003.

(10)
Grant date of July 1, 2003. The option is exercisable on July 1, 2004.

(11)
All options held by Mr. Gibbs terminated one month following his retirement on December 31, 2003.

(12)
Grant date of July 1, 2003.

(13)
Grant date of October 1, 2003. The option is exercisable on October 1, 2004.

(14)
All options held by Mr. Midkiff terminated one month following his resignation on November 14, 2003.

OPTION EXERCISES IN 2003 AND 2003 YEAR-END OPTION VALUES

        The following table sets forth information concerning the exercise of stock options by each of the Named Executive Officers during 2003, the number of unexercised options existing at the end of 2003 for each of the Named Executive Officers and the 2003 year-end value of unexercised options.

			Number of Securities Underlying Unexercised Options at December 31, 2003(1)		Value of Unexercised In-the-Money Options at December 31, 2003
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Donald E. Brown, M.D.	—	$—	150,000	185,200	$230,325	$205,091
Jeremiah J. Fleming	—	—	88,250	32,500	255,000	20,500
David N. Hudson	—	—	12,500	12,520	—	29,764
John R. Gibbs	—	—	13,814	17,220	11,611	25,541
Keith A. Midkiff	9,500	20,967	—	—	—	—

(1)
The closing price for the Company's Common Stock as reported by The NASDAQ Stock Market on December 31, 2003 was $5.20. The value is calculated on the basis of the difference between the option exercise price and $5.20, multiplied by the number of "In-the-Money" shares of Common Stock underlying the option.

REPRICING OF OPTIONS

        In 2003, the Company offered an option exchange program to its employees whereby employees were given the opportunity to cancel certain outstanding options previously granted to them in exchange for new options to be granted to them at least six months and one day from the cancellation date. The following table sets forth information concerning the participation in this program by one executive officer.

Name	Date	Number of Securities Underlying Options Repriced(1)	Market Price of Stock at Time of Repricing(2)	Exercise Price at Time of Repricing(1)	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing
Jeremiah J. Fleming Executive Vice President of Sales, The Americas and Europe, Middle East and Africa	12/31/03 12/31/03 12/31/03 12/31/03 12/31/03 12/31/03 12/31/03	3,750 7,500 5,206 5,044 3,308 76,692 445	$5.20 5.20 5.20 5.20 5.20 5.20 5.20	$25.06 24.13 22.25 22.25 13.00 13.00 3.70	(3) (3) (3) (3) (3) (3) (3)	11/03/2010 12/29/2010 1/02/2011 1/02/2011 3/21/2011 3/21/2011 7/01/2013

(1)
The amounts in this column relate to the options that were cancelled on December 31, 2003.

(2)
Market price on the date of cancellation.

(3)
In accordance with the terms of the option exchange program, the replacement options will be granted on or after July 2, 2004, and will have an exercise price equal to the fair market value of the Common Stock on the date of grant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        Securities authorized for issuance under the Company's equity compensation plans are as follows:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders(1)	2,922,300	$5.80	1,789,469	(2)
Equity compensation plans not approved by security holders(3)	67,500	3.00	—

Total	2,989,800	5.74	1,789,469	(2)

(1)
Includes the Company's 1995 Incentive Stock Option Plan, 1995 Nonstatutory Stock Option Incentive Plan, 1999 Stock Option and Incentive Plan, Outside Directors Stock Option Plan and Employee Stock Purchase Plan.

(2)
Includes 1,535,809 shares available for issuance as incentive stock options, nonqualified stock options or restricted stock under the Company's 1999 Stock Option and Incentive Plan. Also includes 148,660 shares available for purchase under the Company's Employee Stock Purchase Plan. The remaining shares indicated are available for issuance as options under the Company's Outside Directors Stock Option Plan.

(3)
Consists of an option to purchase 67,500 shares of the Company's Common Stock granted to Donald E. Brown, M.D. on September 22, 1998. The Company's Board of Directors granted this option in consideration for guarantees by Dr. Brown of some of the Company's commercial lines of credit and equipment leases at that time. The exercise price for this option is $3.00, the deemed fair market value of the Common Stock on the date of grant, based upon a determination by the Board of Directors. The option was immediately exercisable in full as of the date of grant and can be exercised any time within 10 years from the date of grant.

COMPENSATION OF DIRECTORS

        Full-time officers of the Company or its subsidiaries do not receive additional compensation for serving as members of the Boards of Directors of the Company or its subsidiaries. No additional compensation is paid if a full-time officer serves on any committee of such Boards of Directors.

        Beginning July 1, 2004, non-employees serving as members of the Company's Board of Directors will receive an annual retainer of $10,000, payable in quarterly installments, in connection with membership on the Company's Board of Directors. In addition, each member will receive $1,000 for attending in person and $500 for attending by telephone any meeting of the Board of Directors or any meeting of a committee of the Board of Directors that is not held in conjunction with a meeting of the full Board of Directors. An additional fee of $2,500 per year, payable in quarterly installments, will be paid to the Chairman of the Audit Committee of the Board of Directors and $1,000 per year, payable in quarterly installments, will be paid to each other member of the Audit Committee. Directors are entitled to reimbursement of expenses incurred in connection with attendance at Board and committee meetings.

        Non-employees serving as members of the Company's Board of Directors are eligible to receive automatic stock option grants under the Company's Outside Directors Stock Option Plan (the "Directors Plan"), which was adopted by the Board of Directors on April 14, 1999 and by the shareholders on April 16, 1999. On February 11, 2004, the Board of Directors approved an amendment to the Directors Plan to, among other things, increase from 150,000 to 300,000 the shares subject to option grants thereunder. See "Approval of the Amendment to the Company's Outside Directors Stock Option Plan" included elsewhere herein. As of March 31, 2004, there were three non-employee Board members eligible to participate in the Directors Plan: Robert A. Compton, Dr. Samuel F. Hulbert and William E. McWhirter. If Mark E. Hill is elected to the Board at the Annual Meeting, he will also be an Eligible Director.

        As proposed to be amended, the Directors Plan would provide that, on the date of the Annual Meeting of Shareholders of the Company each year (commencing with the 2004 Annual Meeting), each Eligible Director on such date would be automatically granted an option to purchase that number of shares of Common Stock that is equal to 8,000 multiplied by a fraction (a) the numerator of which is the number of meetings of the Board and each committee of the Board on which such Eligible Director served that such Eligible Director attended during the immediately preceding year, and (b) the denominator of which is the total number of meetings of the Board and each committee of the Board on which such Eligible Director served that were held during the immediately preceding year. Such option would be immediately exercisable unless otherwise determined by the Board and have such other terms and conditions as specified in the Directors Plan. The exercise price for options will be equal to the fair market value per share of Common Stock on the date the option is granted.

        Furthermore, if the amendment to the Directors Plan is approved, the Board of Directors will have the full and compete authority and discretion, except as limited by the Directors Plan, to grant additional options to Eligible Directors from time to time and to provide the terms and conditions (which need not be identical among Eligible Directors), including without limitation the vesting provisions, thereof. The exercise price for options will be equal to the fair market value per share of Common Stock on the date the option is granted.

        Upon appointment or election to the Board of Directors, the Board anticipates that it will generally grant an option to purchase 20,000 shares of Common Stock to the new Director, which option will vest over four years. The Board intends to make such a grant to Mr. Hill if he is elected to the Board at the Annual Meeting.

EMPLOYMENT CONTRACTS AND TERMINATION OF
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

        On January 2, 1995, the Company entered into a Consulting and Employment Agreement with John R. Gibbs, which was amended on May 14, 1999. The agreement provides that Mr. Gibbs will receive an annual salary of $60,000, which the Company may increase at its discretion. Mr. Gibbs' annual salary has since been increased; see "Summary Compensation Table." The agreement also contains non-competition, non-solicitation and non-disclosure provisions, which are in effect during the term of the agreement. The non-disclosure provisions in Mr. Gibbs' agreement continue indefinitely after his termination of employment. The non-compete provisions continue for a period of 12 months after his termination of employment for any reason, as do the non-solicitation provisions, unless he is terminated by the Company without cause. If his employment is terminated by the Company without cause, or in specified circumstances following a change of control, Mr. Gibbs will receive severance pay equal to 12 months' salary. Mr. Gibbs retired from the Company on December 31, 2003.

        On February 10, 1997, the Company entered into an Employment Agreement with Keith A. Midkiff. The agreement provides that Mr. Midkiff will receive an annual salary of $75,000, which the Company may increase or decrease at its discretion with notice. Mr. Midkiff's annual salary has since been increased; see "Summary Compensation Table." If his employment is terminated by the Company without cause, Mr. Midkiff will receive severance pay equal to one month's salary. The agreement also contains non-competition and non-solicitation provisions, which are in effect during the term of the agreement and for a period of eighteen months following his termination for any reason. Mr. Midkiff's agreement also contains non-disclosure provisions that continue indefinitely after termination of his employment. Mr. Midkiff resigned from the Company on November 14, 2003.

        On March 1, 1997, the Company entered into an Employment Agreement with Jeremiah J. Fleming, which was amended on May 14, 1999. The agreement provides that Mr. Fleming will receive an annual salary of $125,000, which the Company may increase or decrease at its discretion with notice. Mr. Fleming's annual salary has since been increased; see "Summary Compensation Table." The agreement also contains non-competition, non-solicitation and non-disclosure provisions, which are in effect during the term of the agreement. The non-disclosure provisions in Mr. Fleming's agreement continue indefinitely after termination of his employment. The non-compete provisions continue for a period of 12 months after termination, as do the non-solicitation provisions, unless he is terminated by the Company without cause. If his employment is terminated by the Company without cause, or in specified circumstances following a change of control, Mr. Fleming will receive severance pay equal to one year's total compensation.

        On January 21, 2002 the Company entered into an Employment Agreement with David N. Hudson. The agreement provides that Mr. Hudson will receive an annual salary of $150,000 per year, which the Company may increase or decrease at its discretion with notice, plus a commission plan, and an ex-patriot package of $75,000 per year. If his employment is terminated by the Company without cause, Mr. Hudson will receive severance pay equal to one month's salary. The agreement also contains non-competition and non-solicitation provisions, which are in effect during the term of the agreement and for a period of eighteen months following his termination of any reason. Mr. Hudson's agreement also contains non-disclosure provisions that continue indefinitely after termination of his employment.

        On March 15, 2000, each of the Employment Agreements described above, with the exception of the Employment Agreement of David N. Hudson, was amended to provide that any severance payments to the employee will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to Section 4999 of the Code.

        The Company does not have employment or non-competition agreements with any other Named Executive Officers. The Company does have employment agreements with the following current executive officers who became executive officers in late 2003 or 2004: Stephen R. Head, Donna G. LeGrand and Pamela J. Hynes.

        The 1995 Incentive Stock Option Plan, the 1995 Nonstatutory Plan and the 1999 Stock Option Plan provide for the vesting of certain outstanding awards in the event of specified changes in control of the Company.

COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Report of the Compensation Committee

        The following is the Report of the Compensation Committee of the Board of Directors describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the year ended December 31, 2003.

Purpose of the Compensation Committee

        The Compensation Committee of the Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Company and to administer the Company's 1995 Incentive Stock Option Plan, the 1995 Nonstatutory Plan and the 1999 Stock Option and Incentive Plan under which grants have been and may be made to such officers and other key employees. In addition, the Compensation Committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and other executive officers and certain key employees each fiscal year. The Compensation Committee is comprised entirely of non-employee Directors who have never served as officers or employees of the Company.

        For the 2003 fiscal year, the process utilized in determining executive officer compensation levels was based on the Compensation Committee's subjective judgment. Among the factors considered were the recommendations of the Chief Executive Officer and Chief Financial Officer with respect to the compensation of the Company's executive officers. However, the Compensation Committee made the final compensation decisions concerning such officers.

General Compensation Policy

        The Company's fundamental policy is to compensate executive officers in a manner that will attract and retain the services of an outstanding management team and provide meaningful incentives to motivate superior performance by key employees based on increasing shareholder value and individual performance against defined objectives. It is the Company's objective to have compensation be highly competitive with comparable talent at comparable public software companies. Compensation should include a meaningful equity participation in the Company, which strengthens the mutuality of interests between the executive officers and shareholders. Each executive officer's compensation package will generally be comprised of three elements: (i) base salary, (ii) annual incentive compensation, and (iii) long term stock-based incentive compensation.

Base Salary

        The base salary for each executive officer is set on the basis of personal performance and a review of comparable positions at comparable public software companies.

Annual Incentive Compensation

        Each year the Compensation Committee will establish a set of objectives for each executive officer, some based on Company performance such as revenue growth and loss or earnings per share and some based on achievement of individual objectives. At the end of the fiscal year, the Compensation Committee will evaluate the objectives to determine whether the specified objectives were met and determine whether any extraordinary accomplishments should be considered in determining a bonus award.

Long Term Incentive Compensation

        During fiscal 2003, the Compensation Committee, in its discretion, made option grants to executive officers to purchase an aggregate of 235,354 shares under the 1999 Stock Option Plan. The size of each grant was set at a level that the Compensation Committee deemed appropriate to create a meaningful opportunity for stock ownership based on the individual's potential for increasing long-term shareholder value, the individual's current position with the Company, option grants awarded to individuals in comparable positions at comparable public software companies, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual at the discretion of the Compensation Committee.

        The stock option grants are designed and intended to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market value on the grant date) over a specified period of time contingent on the executive officer's continued employment with the Company. Accordingly, these stock option grants will provide the opportunity for a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

Stock Option Exchange Program

        During the fourth quarter of 2003, the Company offered a voluntary stock option exchange program for its employees. The program was offered because a considerable number of employees had stock options that were priced significantly above the recent trading prices (often referred to as underwater options). Because they were underwater, these options would most likely not have been exercised in the foreseeable future. By making this offer, the Company was essentially repricing any exchanged options to the market value on the replacement date in order to provide its employees the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for its employees and thereby maximize shareholder value.

        Under the program, employees were given the opportunity, if they chose, to cancel certain outstanding options for Common Stock previously granted to them in exchange for new options for Common Stock. Each employee electing to participate in the exchange program was required to exchange all options granted during the six-month and one day period prior to the cancellation date. If the options which the employee elected to cancel were granted prior to June 30, 2003, new option grants will be issued for one-third the number of shares of Common Stock of the previous option grant with two year vesting and for options granted on or after June 30, 2003, new option grants will be issued for the equal number of shares of Common Stock with three year vesting (except for those relating to options granted on or after June 30, 2003 which had an original vesting period of one year or less, which new options will be fully exercisable on the date of grant). Under the exchange program, options for 453,933 shares of Common

Stock with exercise prices ranging from $2.39 to $49.00 were tendered and cancelled and the Company expects to grant replacement options for approximately 158,361 shares of Common Stock on July 2, 2004 with an exercise price equal to the fair market value of the Common Stock on that date, subject to certain conditions such as the employee's continued employment. One executive officer, Jeremiah J. Fleming, participated in the option exchange program. See "Repricing of Options" included elsewhere herein.

Chief Executive Officer Compensation

        The compensation for Donald E. Brown, M.D., President and Chief Executive Officer, reported for 2003 reflects the application of the policies described above. Dr. Brown is eligible to participate in other employee benefit plans available to other executive officers during 2003, which the Compensation Committee believes are competitive, including the 401(k) Savings and Stock Ownership Plan and life and health insurance programs.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Code eliminates, subject to certain exceptions, the deductibility of executive compensation to the extent that any executive's compensation for any year exceeds $1 million. Exceptions to amounts included in executive compensation for purposes of Section 162(m) involve various types of performance-based compensation. As noted above, it is the Compensation Committee's policy to base a substantial amount of executive compensation on the Company's performance. Currently, the cash compensation levels for the Company's executive officers fall significantly below $1 million. In the event that in the future the annual remuneration of any executive of the Company approaches $1 million, the Compensation Committee will consider the various alternatives to preserving the deductibility of compensation payments to the extent reasonably practicable and consistent with its compensation objectives.

  Current members of the Compensation and Stock Option Committee are:
  Robert A. Compton, Chairman
  Samuel F. Hulbert, Ph.D.
  William E. McWhirter

COMPENSATION AND STOCK OPTION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Company's Board of Directors was formed in 1999, and the members of the Compensation Committee during 2003 were Robert A. Compton and Samuel F. Hulbert, Ph.D., Randall L. Tobias (January—September) and William E. McWhirter. None of the members of the Compensation Committee were at any time during 2003 or at any other time an officer or employee of the Company. In addition, none of the members of the Compensation Committee are involved in a relationship requiring disclosure as an interlocking executive officer or Director or under Item 404 of Regulation S-K. No executive officer of the Company serves as a member of the Compensation Committee.

PERFORMANCE GRAPH

        The following graph compares the cumulative total return to shareholders of the Company's Common Stock for the period from September 23, 1999, the date of the Company's initial public offering, through December 31, 2003 with the cumulative total return over such period of (i) the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and (ii) the Research Data Group Software Composite Index (the "RDG Software Composite Index"). The graph assumes an investment of $100 on September 23, 1999 in each of the Company's Common Stock (at the initial public offering price), the S&P 500 Index and the RDG Software Composite Index (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

        The comparisons shown in the graph below are based on historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, and is not intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG INTERACTIVE INTELLIGENCE, INC., THE S&P 500 INDEX,
AND RDG SOFTWARE COMPOSITE INDEX

	Cumulative Total Return*
	9/23/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
INTERACTIVE INTELLIGENCE, INC.	$100.00	$204.81	$185.58	$53.46	$20.00	$40.00
S&P 500	100.00	111.73	101.56	89.49	69.71	89.71
RDG SOFTWARE COMPOSITE	100.00	167.10	92.70	78.19	54.41	68.34

*
Total return based on $100 initial investment and reinvestment of dividends.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, Stock Performance Graph, and Audit Committee Report are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management is responsible for the Company's consolidated financial statements and reporting process, including the system of internal controls, and has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company's management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

  Current members of the Audit Committee are:
  Robert A. Compton
  Samuel F. Hulbert, Ph. D.
  William E. McWhirter, Chairman

INDEPENDENT ACCOUNTANTS

Relationship With Independent Accountants

        The Audit Committee intends to approve KPMG LLP as its independent accountants for the year ending December 31, 2004 at its May 19, 2004 Audit Committee meeting. All fees billed by the Company's independent accountants for the year ended December 31, 2003 were pre-approved by the Audit Committee.

        KPMG LLP completed the audit for the Company's year ending December 31, 2003. This is the first year that KPMG LLP has audited the Company's financial statements. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make any statements they desire and may respond to appropriate questions.

        Ernst & Young LLP was previously engaged to audit the Company's financial statements and had done so since 1995. Ernst & Young issued an unqualified opinion for each of the years that it audited the Company's financial statements. During Ernst & Young's tenure as independent accountants of the Company, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company's Audit Committee dismissed Ernst & Young LLP as its independent accountants and hired KPMG LLP effective May 23, 2003.

Audit Fees

        The aggregate fees billed by the Company's independent accountants for professional services rendered in connection with the audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the years ended December 31, 2003 and December 31, 2002, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during the years ended December 31, 2003 and December 31, 2002, were $110,000 and $104,000, respectively.

Audit-Related Fees

        The aggregate fees billed by the Company's independent accountants for assurance and related services, not included in Audit Fees above, were $10,000 and $9,000 for the years ended December 31, 2003 and December 31, 2002, respectively. These fees related mainly to the audit of the Company's 401(k) benefit plan.

Tax Fees

        The aggregate fees billed by the Company's independent accountants for tax compliance, tax advice and tax planning were $80,219 for the year ended December 31, 2002. These tax services related mainly to preparing the Company's state and corporate tax returns and providing tax advice and preparing the tax returns for the Company's expatriate employees. No tax fees were billed by the Company's independent accountants for the year ended December 31, 2003.

All Other Fees

        No other fees, besides the ones disclosed above, were billed by the Company's independent accountants during the year ended December 31, 2003. Other fees billed were $195,146 for the year ended December 31, 2002, which related primarily to legal advice provided to the Company by its independent accountants' affiliates in France.

Pre-Approval Policy

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Company's independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

        For fiscal 2003, pre-approved non-audit services included only those services described above for "Audit-Related Fees" and "Tax Fees." The aggregate amount of all such non-audit services constitutes approximately 8% of the total amount of fees paid by the Company to KPMG LLP.

CERTAIN TRANSACTIONS

        Donald E. Brown and Pamela J. Hynes, two of the Company's executive officers, have relatives who are employed by the Company and who earned more than $60,000 each in 2003. Dr. Brown's sister is a Practice Leader and his brother is a Support Engineer. Ms. Hynes' spouse is employed by the Company as a Developer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act, the Company's executive officers, Directors and holders of more than ten percent of the Company's outstanding shares ("Insiders") file reports (on prescribed forms) of their beneficial ownership of the Company's stock with the Securities and Exchange Commission and furnish copies of such forms to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required to be filed, the Company believes that for the year ended December 31, 2003, all Forms 3, 4 and 5 required by Section 16(a) to be filed by Insiders were filed on a timely basis, except for one Form 4 for David N. Hudson for stock he sold on December 8, 2003, which was not reported until January 8, 2004.

OTHER BUSINESS AT THE ANNUAL MEETING OF SHAREHOLDERS

        The Board of Directors is not aware of any business which properly may be presented for action at the meeting other than the matters set forth in the Notice of Annual Meeting. Should any other matter requiring a vote of the shareholders properly arise, the enclosed proxy gives discretionary authority to the persons named in the proxy to vote on such matters in accordance with their best judgment.

DATE OF RECEIPT OF SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        All shareholder proposals intended for inclusion in the Company's 2005 proxy materials for presentation at the Company's 2005 Annual Meeting of Shareholders must be received by the Company (Attn: Corporate Secretary) at the principal executive offices of the Company not later than December 10, 2004. In addition, the Company's By-Laws establish procedures for shareholder nominations for election of Directors and bringing business before the Annual Meeting of the Company's shareholders. Among other requirements, to bring business before the 2005 Annual Meeting or to nominate a person for election as a Director, a shareholder must give written notice to the Secretary of the Company not less than 90 days nor more than 120 days prior to May 19, 2005. However in the event the 2005 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from May 19, 2005, the written notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain certain information concerning the proposed business or the nominee and the shareholder making the proposal. Any shareholder interested in making a nomination or proposal should request a copy of the applicable By-Law provisions from the Secretary of the Company.

By order of the Board of Directors, Interactive Intelligence, Inc.

Stephen R. Head Corporate Secretary

Indianapolis, Indiana
April 9, 2004

APPENDIX A

INTERACTIVE INTELLIGENCE, INC.
OUTSIDE DIRECTORS STOCK OPTION PLAN
(As Amended)

        1.    Plan Purpose.    The purpose of the Plan is to advance the interests of the Company and its stockholders by encouraging increased Common Stock ownership by members of the Board who are not employees of the Company or any of its Subsidiaries, in order to promote long-term stockholder value through the directors' continuing ownership of the Common Stock.

        2.    Definitions.    Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth below.

        "Board" means the Board of Directors of the Company, as it may from time to time be constituted.

        "Company" means Interactive Intelligence, Inc., and any successor by merger or consolidation.

        "Eligible Director" means a member of the Board who is not at the time of receipt of an Option an employee of the Company or any of its Subsidiaries.

        "Grantee" means an Eligible Director who has been granted an Option.

        "Market Value" means the last sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Board shall determine.

        "Option" means a non-qualified option to purchase Shares.

        "Plan" means the Interactive Intelligence, Inc. Outside Directors Stock Option Plan, as set forth herein and as amended from time to time.

        "Reorganization" has the meaning ascribed thereto in Section 8 hereof.

        "Shares" means shares of the common stock, $.01 par value, of the Company, or in the singular means one of the Shares.

        "Subsidiary" means any corporation at least 50% of whose outstanding voting stock is owned, directly or indirectly, by the Company.

        3.    Administration.    The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreements embodying Options. The Board shall, subject to the provisions of the Plan, grant Options pursuant to the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive.

        4.    Participation.    Each Eligible Director shall be eligible to receive Option grants in accordance with Sections 6, 7, 8 and 9 herein.

        5.    Shares Subject to Plan.    Subject to adjustment by the operation of Section 8 herein, the maximum number of Shares with respect to which Options may be granted under the Plan is 300,000 Shares. The Shares with respect to which grants may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. With respect to any Option which terminates or is surrendered for cancellation, new grants may be made under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

        6.    Grants Under Plan.    Options may be granted under the Plan, subject to the terms, conditions and restrictions specified in Sections 7, 8 and 9 herein. Shares of Common Stock that are the subject of an Option but not purchased prior the expiration of the term of the Option, shall thereafter be considered unissued for purposes of the maximum number of Shares that may be issued under the Plan, and may again be the subject of Option grants under the Plan. If at any time, the Shares remaining available for Option grants are not sufficient to make all Option grants then required to be made under the Plan, no Option grants shall be made. An Eligible Director to whom an Option is provided to be granted or is granted under the Plan (and any person succeeding to such an Eligible Director's right pursuant to the Plan), shall have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to any such Option until such Option is exercised. Except as provided in Sections 8 and 9 herein, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date an Option is exercised. Except as expressly provided for in the Plan, no Eligible Director or other person shall have any claim or right to be granted an Option. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the service of the Company.

        7.    Option Grants.

    (a)    On the date of the annual meeting of shareholders of the Company each year, commencing with the 2004 annual meeting of shareholders, each Eligible Director on such date shall be automatically granted an Option to purchase that number of Shares that is equal to 8,000 multiplied by a fraction (i) the numerator of which is the number of meetings of the Board and each committee of the Board on which such Eligible Director served that such Eligible Director attended during the immediately preceding year, and (ii) the denominator of which is the total number of meetings of the Board and each committee of the Board on which such Eligible Director served that were held during the immediately preceding year. Such Option shall be immediately exercisable unless otherwise determined by the Board, and shall have such other terms and conditions as provided in Section 7(c) and elsewhere in the Plan.

    (b)    The Board shall have the full and complete authority and discretion, except as expressly limited by the Plan, to grant additional Options to Eligible Directors from time to time and to provide the terms and conditions (which need not be identical among Eligible Directors) thereof. In particular, such Options shall have the terms and conditions set forth in Section 7(c) and elsewhere in the Plan, and the Board shall prescribe for each such Option the number of Shares subject to, the date or dates of vesting of, and the expiration date of, any such Option, as well as any other terms not inconsistent with the Plan as the Board may determine in its discretion.

    (c)    Each Option shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions and such additional terms and conditions not inconsistent with the Plan as may from time to time be prescribed by the Board.

      (i)    The Option exercise price per share shall be equal to the Market Value of one Share on the date the Option is granted.

      (ii)    The Option shall not be transferable by the Grantee otherwise then by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

      (iii)    The Option shall not be exercisable after the expiration of ten years from the date it is granted.

      (iv)    Payment of the Option exercise price shall be made at the time the Option is exercised, and shall be made in United Stated dollars by cash or check or other form of consideration acceptable to the Board.

    (v)    An Option shall not be exercisable unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, in continuous service on the Board, except that

        (A)    if any Grantee of an Option shall die or become permanently disabled or shall retire with the consent of the Board, holding an Option that as not expired and has not been fully exercised, he or his executor, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such event (but in no event after the Option has expired under the provisions of paragraph 7(c)(iii), exercise the Option with respect to any Shares as to which the Grantee could have exercised the Option at the time of his death, disability, or retirement; or

        (B)    if a Grantee shall cease to serve as a director of the Company for any reason other than those set forth in 7(c)(v)(A) above, while holding an Option that has not expired and has not been fully exercised, the Grantee, at any time within three months of the date he ceased to be such an Eligible Director (but in no event after the Option has expired under the provisions of paragraph 7(c)(iii)), may exercise the Option with respect to any Shares as to which he could have exercised the Option on the date he ceased to be such an Eligible Director.

      (vi)    Each Grantee shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares as to which an Option is being exercised.

        8.    Dilution and Other Adjustments.    In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event ("Reorganization"), the number or kind of Shares that may be issued under the Plan pursuant to Sections 5, 6 and 7 herein, the number or kind of Shares subject to any outstanding Option, and the Option price per Share under any outstanding Option, shall be automatically adjusted so that the proportionate interest of the Eligible Directors or of the Grantee shall be maintained as before the occurrence of such event. Any adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per Share. Any adjustment permitted by this Section 8 shall be conclusive and binding for all purposes of the Plan. The Board's determination in this respect shall be final and conclusive.

        9.    Effect of Reorganization.    Awards will be affected by a Reorganization as follows:

    (a)    If the Reorganization is a dissolution or liquidation of the Company then each outstanding Option shall terminate, but each Grantee shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding any vesting provisions which shall not apply in such circumstances, and the Company shall notify each Grantee of such right within a reasonable period of time prior to any such dissolution or liquidation.

    (b)    If the Reorganization is a merger or consolidation, each Grantee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan (other than any vesting provisions which shall not apply in such circumstances), to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization.

    (c)    The adjustments contained in this Section 9 and the manner of application of such provisions shall be determined solely by the Board.

        10.    Miscellaneous Provisions.

    (a)    An Eligible Director's rights and interests under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except, in the event of a Grantee's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

    (b)    If the Shares that are the subject of an Option are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, the Grantee, if the Board shall deem it advisable, may be required to represent and agree in writing (i) that any Shares acquired by such Grantee pursuant to the Plan will not be sold except pursuant to an exemption from registration under said Act and (ii) that such Grantee is acquiring such Shares for his own account and not with a view to the distribution thereof. No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws. No person shall have any rights of a shareholder (including, but not limited to, voting and dividend rights) as to Shares subject to an Option until, after proper exercise of the Option or other action as may be required by the Board in its discretion, such Shares shall have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Grantee. Upon exercise of the Option or any portion thereof, the Company will have a reasonable period in which to issue and transfer the Shares to the Grantee, and the Grantee will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company's official shareholder records (or the records of its transfer agents or registrars), except as provided herein.

    (c)    By accepting any Options under the Plan, each Grantee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of and consent to, the terms and conditions of the Plan and any action taken under the Plan by the Company or the Board.

        11.    Amendment.    The Board may at any time and from time to time and in any respect amend or modify this Plan; provided, however, that any amendments requiring shareholder approval under any applicable rule of the Securities and Exchange Commission, any stock exchange, NASDAQ National Market System or other regulatory body shall be subject to approval by the shareholders of the Company in the manner required by such rule.

        12.    Termination.    The Plan shall terminate upon the earlier of the following dates or events to occur:

    (a)    Upon the adoption of a resolution of the Board terminating the Plan; or

    (b)    Upon the award or the purchase upon exercise of Options of all the Shares provided to be the subject of Options under Sections 6 and 7, as adjusted pursuant to Section 8.

  No termination of the Plan shall materially and adversely affect any of the rights or obligations of any Grantee, without his consent, under any Option theretofore granted under the Plan.

        13.    Effective Date.    The Plan shall be effective upon its approval by the holders of at least a majority of the outstanding Shares at a meeting at which approval of the Plan is considered and shall continue in effect until terminated under Section 12 hereof.

        Adopted by the Board of Directors of Interactive Intelligence, Inc. as of April 14, 1999

        Adopted by the Shareholders of Interactive Intelligence, Inc. on April 16, 1999

        Amended by the Board of Directors of Interactive Intelligence, Inc. as of July 17, 1999 and by the Shareholders of Interactive Intelligence, Inc. as of July 17, 1999

        Amended by the Board of Directors of Interactive Intelligence, Inc. as of February 11, 2004 and by the Shareholders of Interactive Intelligence, Inc. as of                         , 2004

Appendix B

CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
INTERACTIVE INTELLIGENCE, INC.

Purpose

        The Nominating and Corporate Governance Committee is appointed by the Board of Directors (the "Board") of Interactive Intelligence, Inc. (the "Company") (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the each annual meeting of shareholders; (2) to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board's performance; and (4) to recommend to the Board director nominees for each committee.

Committee Membership

        The Nominating and Corporate Governance Committee shall consist of at least two directors. The members of the Nominating and Corporate Governance Committee shall meet the independence requirements of the NASDAQ Stock Market.

        The members of the Nominating and Corporate Governance Committee and the Chair of the Nominating and Corporate Governance Committee shall be appointed and replaced by the Board.

Committee Authority and Responsibilities

1.
The Nominating and Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Nominating and Corporate Governance Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

2.
The Nominating and Corporate Governance Committee shall assess the need for new directors of the Company on an ongoing basis, including identifying any specific needs in terms of industry or professional background, or independence standards, for nominees. The Nominating and Corporate Governance Committee shall identify possible nominees who meet specified objectives in terms of the composition of the Board, taking into account such factors as geographic, occupational, gender, race and age diversity. The Nominating and Corporate Governance Committee shall, when deemed appropriate, actively seek individuals qualified to become board members for recommendation to the Board.

3.
The Nominating and Corporate Governance Committee shall approve and recommend to the Board the director nominees for each annual meeting of shareholders and the director to serve as Chairman of the Board. The Nominating and Corporate Governance Committee shall also recommend to the Board director nominees and the Chair for each committee of the Board.

4.
The Nominating and Corporate Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year. The Nominating and Corporate Governance Committee shall lead the evaluation of Board members by examining such factors as experience, business judgment, integrity, time and commitment, shareholdings, teamwork and independence.

B-1

5.
The Nominating and Corporate Governance Committee shall review and reassess the adequacy of the Company's Corporate Governance Guidelines and recommend any proposed changes to the Board for approval. The Nominating and Corporate Governance Committee shall perform the duties and functions set forth in the Corporate Governance Guidelines.

6.
The Nominating and Corporate Governance Committee shall meet at least annually, or more frequently as circumstances dictate. The Nominating and Corporate Governance Committee shall meet at least once prior to the time when nominees for the Board are to be determined for inclusion in the proxy statement for the Company's annual meeting of shareholders.

7.
The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees when appropriate.

8.
The Nominating and Corporate Governance Committee shall make regular reports to the Board.

9.
The Nominating and Corporate Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

10.
The Nominating and Corporate Governance Committee shall annually review its own performance.

B-2

INTERACTIVE INTELLIGENCE, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 19, 2004
1:00 p.m. local time

INTERACTIVE INTELLIGENCE, INC.—HEADQUARTERS
7601 Interactive Way
Indianapolis, IN 46278

Interactive Intelligence, Inc. 7601 Interactive Way, Indianapolis, IN 46278	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2004.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" all nominees listed under Item 1 and "FOR" the Amendment to the Company's Outside Directors Stock Option Plan under Item 2.

By signing the proxy, you revoke all prior proxies and appoint Donald E. Brown, M.D. and Stephen R. Head, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

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Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK * * * EASY * * * IMMEDIATE

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Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on
May 18, 2004.

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Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/inin/—QUICK * * * EASY * * * IMMEDIATE

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Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 18, 2004.

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Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Interactive Intelligence, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

— Please detach here —

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 William E. McWhirter 02 Mark E. Hill	☐	Vote FOR all nominees (except as marked)			☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	To approve the proposed amendment to the Company's Outside Directors Stock Option Plan.		☐	For	☐	Against	☐	Abstain
3.	To transact any other business which may be properly brought before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

Outstanding Shares and Voting Rights
Principal Shareholders
ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)
NOMINEES FOR TERM TO EXPIRE IN 2007
PRESENT TERM EXPIRES IN 2005
PRESENT TERM EXPIRES IN 2006
APPROVAL OF THE AMENDMENT TO THE COMPANY'S OUTSIDE DIRECTORS STOCK OPTION PLAN (ITEM 2 ON PROXY CARD)
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
CODE OF ETHICS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
EXECUTIVE OFFICERS OF THE COMPANY
STOCK OPTION PLANS
OPTION GRANTS IN 2003
OPTION EXERCISES IN 2003 AND 2003 YEAR-END OPTION VALUES
REPRICING OF OPTIONS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
COMPENSATION OF DIRECTORS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG INTERACTIVE INTELLIGENCE, INC., THE S&P 500 INDEX, AND RDG SOFTWARE COMPOSITE INDEX
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS AT THE ANNUAL MEETING OF SHAREHOLDERS
DATE OF RECEIPT OF SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
INTERACTIVE INTELLIGENCE, INC. OUTSIDE DIRECTORS STOCK OPTION PLAN (As Amended)
CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF INTERACTIVE INTELLIGENCE, INC.